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                                                                    Exhibit 10.1


                              CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement"), effective as of November 11, 2003 (the "Commencement Date"), is made between SCOLR, Inc. a Washington corporation (the "Company"), and Daniel B. Ward ("Ward").

      WHEREAS, Ward has served as a Director of the Company.

      WHEREAS, the Company and Ward have agreed that Ward will continue to provide consulting services to the Company as an independent contractor.

      WHEREAS, the Company and Ward desire to set forth their arrangements with regard to services to be provided to the Company.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and Ward hereby agree as follows:

SECTION 1.  THE SERVICES

      1.1 Commencing on November 11, 2003 (the "Commencement Date"), Ward will provide Services (as defined below) in accordance with the terms and conditions of this Agreement. "Services" means strategic consulting advice and guidance in connection with the continued growth of the Company.

      1.2 Ward agrees to be available to the Chief Executive Officer and Board of Directors of the Company at mutually agreeable times and places.

SECTION 2.  TERM

The term of this Agreement shall Commence on the Commencement Date and terminate on December 31, 2004 (the "Term").

SECTION 3.  COMPENSATION

      3.1 Ward shall receive cash compensation of $3,750 per calendar quarter. Such cash compensation shall be pro-rated and paid on a monthly basis in arrears. If the compensation of the Company's Board of Directors is increased prior to the date of the Company's 2004 Annual Meeting of Stockholders the compensation paid to Ward under this Section 3.1 shall increase commensurate with the amount applicable to each Director for the period of time remaining in the Term.

      3.2 Ward has been granted options (the "Options") pursuant to the Company's 1995 Stock Option Plan (the "Plan"). All of the Options are vested and immediately exercisable. Subject to the general terms and conditions of the Plan, Company grants to Ward the right to exercise his Options for a period up to ten years from the original date of issuance of the Options.
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SECTION 4.  INDEPENDENT CONTRACTOR

The parties to this Agreement recognize and agree that Ward is acting as an independent contractor hereunder, and not as an agent or employee of the Company. Nothing herein shall create any partnership, joint venture, franchise, employment relationship or similar relationship between Ward and the Company. Neither party can be bound by the other to any contract, arrangement or understanding except with the prior written consent of the party.

SECTION 5.  NO FRINGE BENEFITS

As an independent contractor, Ward is not eligible for, and shall not participate in, workers' compensation, health insurance, vacation, sick leave, retirement, insurance or other benefits afforded to employees of the Company. Ward acknowledges and agrees that the Company will not and is not obligated to obtain any workers' compensation or unemployment insurance related to Ward or the Services.

SECTION 6.  EXPENSES

The Company will be responsible for the reimbursement of reasonable business expenses incurred by Ward related to the provision of Services under this Agreement. Such expenses may include travel, lodging, subsistence, telephone and other project-related costs.

SECTION 7.  FEDERAL, STATE AND LOCAL TAXES

The Company shall not withhold or pay any federal, state or local income or payroll tax of any kind on behalf of Ward. Ward acknowledges and agrees that he is solely responsible for the payment of any income or other taxes related to the Agreement, and indemnifies and holds the Company harmless for its failure to withhold or pay such income or payroll taxes.

SECTION 8.  WAIVER OF CLAIMS

In return for the benefits conferred by this Agreement and other related events, Ward, on behalf of himself and his marital community, heirs, executors, administrators and assigns, hereby releases in full, and forever discharges, acquits, and holds harmless, the Company, including any of the Company's past or present parent, subsidiary or otherwise affiliated (through common ownership to any extent or otherwise) corporations, partnerships, or other business enterprises, and all of its or their past or present affiliates, related entities, partners, subsidiaries, predecessors, successors, assigns, directors, officers, attorneys, accountants, representatives, agents and employees (these entities/persons together with the Company are collectively referred to as "Associated Persons"), from any and all claims, disputes, suits, demands, causes of action, liabilities, damages, expenses and obligations of every nature, character and kind (collectively "Claims") that Ward may possess, whether known or unknown, which may now exist or hereafter may be discovered, specifically including without limitation any and all Claims arising from or relating to Ward's relationship as a Director of the Company, provided that this release does not include any Claims arising under the express terms of this Agreement. This release shall not affect any rights he now has or may have in the future as a stockholder of the Company or any related or affiliated company or entity nor does it nor will it affect or include any rights he has to indemnification by the Company for claims against him by third parties, and such
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indemnification rights shall remain in full force and effect beyond the term of this Agreement. WARD ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE HE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT HE MAY HAVE AGAINST THE COMPANY, INCLUDING ASSOCIATED PERSONS, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE AND THOSE RIGHTS PROVIDED HEREIN.

Similarly, in return for the benefits conferred by this Agreement and other related events, the Company hereby releases in full, and forever discharges acquits, and holds harmless, Ward, from any and all claims, disputes, suits, demands, causes of action, liabilities, damages, expenses and obligations of every nature, character and kind (collectively "Claims") that the Company may possess, whether known or unknown, which may now exist or hereafter may be discovered, specifically including without limitation any and all Claims arising from or relating to Ward's role or status as a director and/or agent of the Company.

SECTION 9.  AMENDMENTS

No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

SECTION 10. APPLICABLE LAW

Washington law, without regard to its choice of law principles, shall govern construction and interpretation of this Agreement. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the federal or state courts of Washington.

SECTION 11. ENTIRE AGREEMENT

This Agreement shall terminate and supersede any prior written or oral agreements or understandings between the parties hereto regarding the subject matter of this Agreement.

SECTION 12. ATTORNEYS' FEES

The prevailing party in any suit or action to enforce this Agreement, or any term hereof shall be entitled to recover its reasonable costs and expenses incurred in connection with such suit or action, including, without limitation, reasonable attorney's fees incurred at all levels and proceedings.

SECTION 13. SEVERABILITY

In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.
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SECTION 14. COUNTERPARTS

This Agreement shall be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date above written.




SCOLR, INC.


By   /s/ Daniel O. Wilds                               /s/ Daniel B. Ward
     ---------------------------                       -------------------------
     Daniel O. Wilds                                   Daniel B. Ward
Its: President and Chief Executive Officer